UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2011

CNB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13396

Pennsylvania	25-1450605
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices, including zip code)

814-765-9621
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of CNB Financial Corporation and CNB Bank recently announced the retirement of Director, Robert E. Brown, effective August 10, 2011, following 28 years of distinguished service to the organization.

Mr. Brown was elected to serve on the Board of Directors for CNB Financial Corporation in 1983. In this capacity, he provided leadership and guidance to the Corporation based on his personal accomplishments as a successful businessman and contributor to our community.

Mr. Brown served on several committees over the years, most recently offering his knowledge in the areas of Asset/Liability, Buildings and Grounds, where he served as Chairman, Corporate Governance & Nominating, Loan Review, and Wealth & Asset Committees.

Acknowledging Mr. Brown's service, Dennis L. Merrey, Chairman of the Board, stated: "Bob's dedication and loyalty to CNB Bank, CNB Financial Corporation, and the community has resulted in significant contributions to our Corporation. In his 28 years of service as a director, he has been a valuable asset to the organization and will be missed by the Board and staff."

CNB Bank's website is www.bankcnb.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: August 12, 2011	By:	/s/ Charles R. Guarino
Charles R. Guarino
Treasurer